WAREHOUSE SERVICES AGREEMENT
                          ----------------------------


         This Warehouse Services Agreement (this "Agreement") is made and entered into on April 28, 1997 by and between American Recreation Company, Inc., a Delaware corporation ("Provider"), and Brunswick Corporation, a Delaware corporation ("Brunswick").

                                    RECITALS
                                    --------

         A. Pursuant to that certain Asset Purchase Agreement dated April 1, 1997 (the "Purchase Agreement"), Brunswick is purchasing Provider's business of designing, developing, distributing, marketing, sourcing and selling bicycles and bicycle components and bicycle accessories.

         B. Brunswick has requested that Provider enter into this Agreement to provide Brunswick with the (1) use of certain of Provider's Distribution Facilities (as defined below) and (2) assistance of Provider personnel at such facilities in managing, documenting, shipping, receiving, packing, repacking, repairing and safeguarding Brunswick's inventory of bicycles and bicycle components, service parts and bicycle accessories.

         C. This Agreement is a material inducement to Brunswick entering into the Purchase Agreement and consummating the transactions contemplated therein.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth below, the parties agree as follows:


         1. Preamble; Recitals. The preamble and recitals set forth above are incorporated into and form a part of this Agreement.

         2. Definitions. The following terms have the meanings set forth:

                  (a)   "Distribution    Facilities"   shall   mean   Provider's
         distribution centers located at 2300 Cordelia Road, Fairfield, California 94533 ("Fairfield"); 2900 Lakeview, Memphis, Tennessee 38116 ("Memphis"); and 57 Grumbacher Road, York, Pennsylvania 17402 ("York").

                  (b) "Inventory" shall mean Brunswick's inventory of bicycles, bicycle components, service parts and bicycle accessories (including, without limitation, raw materials, work in process, supplies and finished goods inventory). Inventory shall include the inventory of bicycles, bicycle components, service parts and bicycle accessories acquired on the date hereof pursuant to the Purchase Agreement and all additional inventory of bicycles, bicycle components, service parts and bicycle accessories whenever and however acquired by Brunswick.

                  (c)   "Storage   Term"  shall  mean,   with  respect  to  each
         Distribution Facility, the period beginning on the date of this Agreement and ending on (a) September 30, 1997, or (b) such earlier date as stated upon at least 30 days' prior written notice from Brunswick to Provider (which date may vary by Distribution Facility).

Any other capitalized term not otherwise defined herein shall have the same meaning as in the Purchase Agreement.

         3. Warehouse Space. During the Storage Term, Provider shall permit Brunswick to store the Inventory at one or more of the Distribution Facilities, as designated by Brunswick. Provider shall designate part of each of the Distribution Facilities as a storage area for the Inventory. Such designated storage areas shall be sufficient to satisfy Brunswick's storage requirements for the Inventory; however, not to exceed approximately (a) 125,000 square feet of storage space at York, (b) 70,000 square feet of storage space at Memphis, and (c) 80,000 square feet of storage space at Fairfield.

         Provider acknowledges possession, on behalf of and as agent of Brunswick, of the Inventory listed on Schedule 3.10 of the Purchase Agreement, adjusted as of the date hereof in accordance with Purchaser's physical inventory. Brunswick shall have the right to cause to be deposited with Provider additional Inventory to be

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
stored and serviced in accordance with this Agreement during the Storage Term. Provider shall keep all Inventory in a neat and orderly condition, dry, protected from the elements and at a temperature set to maintain the Inventory in good condition.

         Brunswick shall cause the Inventory to be removed from the Distribution Facilities no later than the last day of the Storage Term.

         4. Reports. During the Storage Term, Provider shall keep accurate and complete perpetual records of the Inventory. Such records shall indicate (i) the quantity of the Inventory (by sku), (ii) the date of delivery of the Inventory,
(iii) the date of shipment of the Inventory from the applicable Distribution Facility, (iv) all damaged goods, (v) all inventory balances and any inventory shortages, and (vi) such other matters as are reasonably requested by Brunswick to verify Inventory, quantity, quality or disposition. Provider shall promptly report to Brunswick any Inventory delivered to Provider that is of a defective or deficient quality or quantity.

         5. No Lien. Provider shall execute such standard financing statement forms (UCC-1) as Brunswick may reasonably request to be filed with the appropriate state and county officials evidencing Brunswick's ownership of the Inventories stored at the Distribution Facilities. Provider waives any lien that it may now or subsequently have against the Inventory (whether now existing or subsequently acquired by Brunswick), whether arising by custom or common or statutory law or otherwise, including any lien arising by reason of Provider's performance of this Agreement. Provider shall execute, deliver and file all public notices reasonably required by Brunswick to evidence Brunswick's ownership of the Inventory. Provider shall use commercially reasonable best efforts to cause each of its secured creditors and its lessors' mortgagees to deliver acknowledgements and waivers in form satisfactory to Brunswick acknowledging Brunswick's ownership of the Inventory, free of any lien. Provider shall take all other actions reasonably requested by Brunswick to ensure that no lien attaches to the Inventory at the Distribution Facilities. Brunswick shall pay all filing fees and any document processing fees relating to any filing to be made, or waiver to be obtained, hereunder.

         6. Stocking Inventories. Provider shall stock all Inventory received for storage consistent with sound commercial practice.

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
         7. Shipment of Inventories. Provider shall not permit shipment of any Inventory except in strict compliance with the terms of this Agreement. Upon Brunswick's written instructions (and only upon such instructions), Provider shall pick Inventory from storage and pack and ship such Inventory in accordance with such instructions and sound commercial practices. Time is of the essence in these shipments and Provider shall make all reasonable efforts to meet shipment schedules. Provider shall distribute the inventory consistent with its past practices. Provider shall perform these services consistent with the performance expected by customers of the Business prior to the date of this Agreement. Provider shall be solely responsible for any mistakes made in shipping any Inventory except to the extent that mistakes result from following the specific instructions of Brunswick regarding the manner of shipment of Inventory. Provider shall promptly remit to Brunswick any payment received for any Inventory, and such payments shall not be subject to any off-set by Provider (other than offsets for amounts that are due from Brunswick under this Agreement and not in dispute).

         8. Reimbursement for Materials. Brunswick shall promptly reimburse Provider for the cost of all packaging materials, forms and supplies necessary for Provider to carry out its obligations hereunder upon receipt of appropriate documentation therefor.

         9. Fees. Brunswick shall pay Provider an amount equal to Brunswick's allocable share of Provider's monthly costs in providing storage and services at each Distribution Facility. Provider's "monthly cost" shall mean salaries, labor, fringes, rent, depreciation, utilities, insurance and related overhead costs (but excluding, in any case, pre-pricing costs, child seat assembly costs and costs of supplies) recorded monthly as a part of the Provider's monthly internal warehouse department financial report, an example of which is attached as Schedule 1. "Brunswick's allocable share" shall be calculated by comparing the sales value of Brunswick Inventory shipped from the Distribution Facility in question to the total sales value shipped from such facility. In no event shall Brunswick's allocable share (a) with respect to the Distribution Facility at York, be less than 30% or exceed 40%; (b) with respect to the Distribution Facility at Fairfield, be less than 30% or exceed 40%; and (c) with respect to the Distribution Facility at Memphis, be less than 20% and shall not exceed 40%. If Brunswick's use of a Distribution Facility ends before calendar month end, Brunswick's allocable share shall be appropriately prorated.

         10.      Agreements and Warranties.

                  10.1 Customs. Provider shall make all necessary filings and payments in connection with the export of any Inventories. Brunswick shall promptly reimburse Provider for these payments.

                  10.2  Warranties.

                           (a) Provider shall comply with all Laws in connection
                  with the receiving, safeguarding, storing, handling and shipping of Inventory and otherwise carrying out its obligations under this Agreement.

                           (b) Provider  shall not move the Inventory to another
                  location without prior written instructions from Brunswick.

                           (c) Provider shall hire, employ and supervise a sufficient number of employees to accurately and efficiently carry out its obligations in accordance with the terms of this Agreement. Except as otherwise expressly contemplated herein, Provider shall pay and be solely responsible for the payment of all costs and expenses related to the operation of the Distribution Facilities and storage of the Inventory, including, without limitation, all salary, benefits, workers compensation insurance and other expenses of its employees. Provider shall maintain insurance covering the full replacement value of the Inventory (subject to a $25,000 deductible), the Distribution Facilities and Provider's employees, including, without limitation, general liability and workers compensation insurance, in such minimum amounts as are reasonable under the circumstances or as required by law. Provider shall deliver certificates of insurance evidencing such coverage and, with respect to coverage for casualty or damage to or loss or theft of the Inventory, showing Brunswick as an additional named insured thereon.

         11. Access. During the term of this Agreement, Provider shall permit such employees and agents of Brunswick as Brunswick desires to have access at reasonable times to (a) the Distribution Facilities for the purpose of inspecting  the  Inventory,  and (b)  Provider's  records  and  files  (wherever located) for purposes of verifying receipt, disposition and condition of the Inventory and compliance with this Agreement. Until the end of the Storage Term, Provider shall permit Brunswick and its agents access at reasonable times to the Premises for purposes of enabling Brunswick to take possession of and remove the inventory from the Distribution Facilities, at no additional charge to Brunswick. Provider shall take all actions reasonably requested by Brunswick to assist Brunswick, at the expense of Brunswick, in any physical count required by Brunswick for the Inventory.

         12. No Termination. Provider's storage and service obligations hereunder are unconditional and shall not be affected by Brunswick's failure to perform any obligation owed to Provider (whether hereunder or otherwise) or any claim or action Provider may have against Brunswick, other than a failure by Brunswick to pay any amount due under this Agreement and not in dispute. The Storage Term shall not be shortened or terminated before the date contemplated by Section 2(a) above without Brunswick's written consent, notwithstanding any provision of law to the contrary, except that Storage Term with respect to any particular Distribution Facility may be shortened, on written notice to Brunswick from Provider, due to Brunswick's failure to pay any amount due under this Agreement that is not in dispute with respect to such Distribution Facility.

         13. Indemnification by Provider. Provider agrees to indemnify, defend and hold harmless Brunswick, its affiliates and successors and assigns against any loss, liability, damage (including any damage incurred by Brunswick), expense, cost, fee, loss in value or other matter (whether or not covered by insurance) arising from or related to (a) any failure by Provider or its personnel to comply with the terms of this Agreement; (b) any damage to, or loss or theft of, the Inventory while located at any of the Distribution Facilities, whatever the cause, including causes beyond the control of Provider (Provider acknowledges that liability may be imposed under this Section 13 without any fault on the part of Provider or its personnel); (c) any personal injury, including, without limitation, death to any of Provider's personnel; or (d) the physical condition of or operations at the Distribution Facilities. Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, Provider shall not be responsible for, and shall not be required to indemnify, defend or hold harmless Brunswick, its affiliates or successors and assigns against any loss, liability, damage (including any damage incurred by Brunswick), expense, cost, fee, loss in value or other matter (whether or not covered by insurance) to the extent that any of the foregoing results from (i) any actions taken or not taken on the specific instructions of Brunswick regarding the manner of shipping, receiving, packing or storing the Inventory, or (ii) any acts of Brunswick's employees taken at any Distribution Facility.

         14.  Miscellaneous.

                  14.1 Independent Contractor. The relationship that Provider holds as to Brunswick is that of an independent contractor. This Agreement is not intended to create and does not create between Brunswick and Provider the relationship of principal and agent, joint venturers, partners or any other similar relationship, the existence of which is hereby expressly denied. Neither party shall be liable to any third party in any way for any engagement, obligation, commitment, contract or representation of the other party.

                  14.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no assignment of any rights or obligations by law or otherwise shall be made without the consent of the other party hereto except that Brunswick may assign its rights hereunder to a subsidiary or an affiliate, but no such assignment by Brunswick shall relieve Brunswick of its obligations hereunder.

                  14.3 Severability. Each of the provisions contained in this Agreement shall be severable, and the unenforceability of one shall not affect the enforceability of any others or of the remainder of this Agreement.

                  14.4 Waiver. The failure of any party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.

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
                  14.5 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of Illinois without regard to the conflicts of laws provisions thereof.

                  14.6 Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

                  14.7 Counterparts. More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original.

                  14.8 Further Assurances. Brunswick and Provider shall, at the request of another party, execute and deliver to such other party all such further instruments, assignments, assurances and other documents as such other party may reasonably request in connection with the carrying out of this Agreement and the transactions contemplated hereby.

                  14.9  Notices.   All  communications,   notices  and  consents
         provided for herein shall be in writing and be deemed given (a) on delivery if given in person, (b) on the date of transmission if sent by telex, facsimile or other means of wire transmission (receipt confirmed), (c) one (1) day after being delivered to a nationally recognized overnight courier or (d) three (3) business days after being deposited in the United States mails, with proper postage and documentation, for first-class registered or certified mail, prepaid.

         Notices shall be addressed as follows:

         If to Brunswick, to:

         Brunswick Corporation
         One North Field Court
         Lake Forest, Illinois  60045-4811
         Attention:  General Counsel
         Facsimile No.:  (708) 735-4050

         with a copy to:

         Brunswick Outdoor Recreation Group
         6101 E. Apache
         Tulsa, Oklahoma  74115
         Attention:  President
         Facsimile No.:  918-834-8575

         If to Provider, to:

         American Recreation Company, Inc.
         c/o Bell Sports Corp.
         15170 N. Hayden Road
         Suite 1
         Scottsdale, Arizona  85260
         Attn:  Chief Financial Officer
         Facsimile Number:  (602) 951-0511

         with a copy to:

         Sidley & Austin
         One First National Plaza
         Chicago, Illinois  60603
         Attn:  Larry E. Barden
         Facsimile:  (312) 853-7036

provided, that if any party shall have designated a different address by notice to the others, then to the last address so designated.

         14.10 Construction. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         14.11 Amendments. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by all of the parties hereto.

         14.12 Obligations. Bell Sports Corp. shall be jointly and severally obligated with respect to the representations, warranties, covenants and indemnities of Provider hereunder.

                            *   *   *   *   *   *   *

         IN WITNESS WHEREOF, Provider and Brunswick have each caused this Agreement to be entered into and signed, effective and delivered as of the date and year first above written.

                                        BELL SPORTS CORP.




                                        By: Howard Kosick
                                           ------------------------------
                                           Name: Howard Kosick
                                                -------------------------
                                           Title: Chief Financial Officer
                                                 ------------------------

                                        BRUNSWICK CORPORATION




                                        By: Michael D. Schmitz
                                           ------------------------------
                                           Name: Michael D. Schmitz
                                                -------------------------
                                           Title: Assistant Secretary
                                                 ------------------------


                                        AMERICAN RECREATION COMPANY, INC.



                                        By: Howard Kosick
                                           ------------------------------
                                           Name: Howard Kosick
                                                -------------------------
                                           Title: Chief Financial Officer
                                                 ------------------------

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